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                           ISIS PHARMACEUTICALS, INC.
                  REGISTRATION RIGHTS AND STANDSTILL AGREEMENT

                  THIS REGISTRATION RIGHTS AND STANDSTILL AGREEMENT (the "Agreement") is made as of August 17, 2001 by and between ISIS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ELI LILLY AND COMPANY, an Indiana corporation ("Lilly").

                                R E C I T A L S:

                  A. Pursuant to a Securities Purchase Agreement (the "PURCHASE AGREEMENT") and a Loan Agreement (the "LOAN AGREEMENT") each dated as of the date hereof, and each by and between the Company and Lilly, Lilly has acquired, or may acquire in the future, (i) certain shares of common stock, par value $.001 per share, of the Company (the "COMMON STOCK"), and (ii) a promissory note (the "Note"), which in certain circumstances may be converted into Common Stock.

                  B. The execution of the Purchase Agreement and the Loan Agreement has occurred on the date hereof, and it is a condition to the closing of the transactions contemplated thereby that the parties execute and deliver this Agreement.

                  C. The parties desire to set forth herein their agreement as to the terms and conditions set forth herein related to the granting of certain registration rights to the Holders (as defined below) relating to the Common Stock held by such Holders and the Common Stock underlying the Note.

                               A G R E E M E N T:

                  The parties hereto agree as follows:

                  1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "HOLDERS" or "HOLDERS OF REGISTRABLE SECURITIES" shall mean Lilly and any other Person owning Registrable Securities to whom registration rights shall have been assigned in accordance with Section 10 below.

                  "PERSON" shall mean an individual, a corporation, a partnership, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental or quasi-governmental entity, or any department, agency or political subdivision thereof.

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                  "REGISTRABLE SECURITIES" means (i) any shares of Common Stock purchased pursuant to the Purchase Agreement, (ii) any shares of Common Stock issued or issuable upon conversion of the Note and (iii) any Common Stock issued or issuable in respect of the securities referred to in clauses (i) and (ii) above upon any stock split, stock dividend, recapitalization or similar event; excluding in all cases, however, any such securities which are not held by a Holder.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses, incurred by the Company in complying with Sections 2 or 3 hereof, including without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, underwriters' fees and expenses (excluding discounts and commissions), fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the fees and disbursements (not to exceed $20,000) of counsel for the Holders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and the costs of any accountants, attorneys or other experts retained by the Holders, except as expressly included in Registration Expenses.

                  2.       DEMAND REGISTRATION.

                  (a) REQUESTS FOR REGISTRATION. Effective upon the second anniversary of the Closing (as defined in the Purchase Agreement), until expiration of such rights as set forth in Section 13 hereof, any Holder or Holders who collectively hold Registrable Securities representing at least 50% of the Registrable Securities then outstanding shall have the right at any time and from time to time, to request registration under the Securities Act of a minimum of 500,000 shares of Common Stock (as adjusted for any combinations, consolidations, splits, stock distributions, stock dividends or other recapitalizations with respect to such shares) on Form S-1, S-2 or S-3 (if available) or any similar registration statement (a "Demand Registration"), such form to be selected by the Company as appropriate. The request for the Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 20 days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company shall include such other Holders' Registrable Securities in such offering if they have responded affirmatively within 20 days after the receipt of the Company's notice. The Holders in aggregate will be entitled to request only one Demand Registration hereunder, unless any Registrable Securities are issued upon conversion of the Note, in which case the Holders in aggregate will be entitled to request two Demand Registrations hereunder. A registration will not count as a Demand Registration until it has become effective and has been effective for 180 days (or until such lesser time as all Registrable Securities included therein shall have been sold thereunder), unless such Demand

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Registration has not become effective due solely to the fault of the Holders requesting such registration, including a request by such Holders that such registration be withdrawn, unless the Holders have paid the Registration Expenses pursuant to the provisions of Section 4(b) hereof. The Company shall pay all Registration Expenses in connection therewith. The Holders whose Registrable Securities are included therein shall pay all Selling Expenses in connection therewith.

                  (b) PRIORITY ON DEMAND REGISTRATION. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities sought to be registered in such Demand Registration (and whose fees and expenses shall be borne solely by the Company)) advises the Company and the Holders of the Registrable Securities sought to be included in such Demand Registration ("Demanding Sellers") that, in its opinion, the inclusion of all the Registrable Securities and any other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the Demanding Sellers are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                           (i) first, the number of Registrable Securities sought to be registered by each Demanding Seller, PRO RATA in proportion to the number of Registrable Securities sought to be registered by all Demanding Sellers; and

                           (ii) second, if the number of Registrable Securities to be included under clause (i) next above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, PRO RATA in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) next above, equals the Maximum Demand Number.

Other than the securities issued by the Company to Reliance Insurance Company and to Elan International Services, Ltd. and their permitted transferees, no securities other than Registrable Securities hereunder shall be included in such Demand Registration without the prior written consent of Holders who collectively hold Registrable Securities representing at least 50% of the Registrable Securities then outstanding.

                  (c) RESTRICTIONS ON DEMAND REGISTRATION. The Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration one time in any 12 month period for up to 90 days if the Company determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or would require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company; provided, however, that in such event, the Holders initially requesting such Demand

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Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder.

                  (d) SELECTION OF UNDERWRITERS. The Holders will have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to the Demand Registration, subject to the Company's prior written approval, which will not be unreasonably withheld or delayed.

                  (e) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, so long as any Holder owns any Registrable Securities, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which conflicts with the rights granted to the Holders hereunder, without the prior written consent of the Holders of at least 50% of the Registrable Securities.

                  3.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Effective upon the second anniversary of the Closing (as defined in the Purchase Agreement), any time that the Company shall propose (whether in a primary offering or pursuant to the exercise of demand rights by others) to register Common Stock under the Securities Act (other than in a registration (i) on Form S-3 relating to sales of securities to participants in a Company dividend reinvestment plan, (ii) on Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to the existing shareholders or employees of the Company, (iii) pursuant to a shelf registration statement filed pursuant to
Section 3 of either of two Registration Rights Agreements by and between Elan International Services, Ltd., dated as of April 20, 1999 and as of January 14, 2001, (iv) pursuant to a shelf registration statement filed pursuant to Section
7.2 of the Master Agreement by and between Hybridon, Inc. and the Company, dated as of May 24, 2001 or (v) pursuant to a shelf registration statement filed to facilitate any equity line of credit financing), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and the other terms of this Agreement, shall include in such registration all Registrable Securities that are permitted under applicable securities laws to be included in such registration and with respect to which the Company has received written requests for inclusion therein by the Holders within 20 days after the receipt of the Company's notice (each, a "PIGGYBACK REGISTRATION"; together with a Demand Registration, a "REGISTRATION").

                  (b) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration, only as may be permitted in the reasonable business judgment of the managing underwriters for such registration:

                           (i) first, up to that number of securities the Company proposes to sell;

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                           (ii)     second, up to that number of Registrable
         Securities requested to be included in such registration by the Holders and that number of securities requested to be included in such registration by any other Person entitled to registration rights with respect to such registration, PRO RATA among the Holders of such Registrable Securities and such other Persons, on the basis of the number of Registrable Securities and other securities of the Company requested to be included by each such Holder and such other Persons; and

                           (iii) third, up to that number of other securities requested to be included in such registration.

The Holders of any Registrable Securities included in such a registration shall execute an underwriting agreement and customary accompanying documents in form and substance satisfactory to the managing underwriters.

                  (c) RIGHT TO TERMINATE REGISTRATION. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (but not of its obligation to pay the Registration Expenses in connection therewith).

                  (d) SELECTION OF UNDERWRITERS. The Company shall have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to a Piggyback Registration.

                  4.       EXPENSES OF REGISTRATION; WITHDRAWAL RIGHTS.

                  (a) EXPENSES. Except as otherwise provided herein, all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 shall be borne by the Company, and all Selling Expenses relating to securities registered on behalf of the Holders of Registrable Securities shall be borne by such Holders.

                  (b) WITHDRAWAL RIGHTS. Any Holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act (whether pursuant to Section 2 or 3 hereof) shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to any Registrable Securities not so withdrawn; provided that in the case of a registration pursuant to Section 2 hereof, if such withdrawal shall reduce the number of Registrable Securities still sought to be included in such registration ("Included Securities") below the minimum number required

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pursuant to Section 2(a) to be included therein, then the Company shall as promptly as practicable give each Holder of Included Securities notice to such effect, referring to this Agreement and summarizing this Section, and within ten business days following the effectiveness of such notice, either the Company or the Holders of a majority of the Included Securities may, by written notice to each Holder of Included Securities or the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement effected pursuant to Section 2 hereof and not filed or withdrawn in accordance with this Section 4(b) shall be counted as a Demand Registration for purposes of Section 2 hereof, unless the Holders of the Included Securities and the securities withdrawn from the registration statement pay the Registration Expenses.

                  5.       HOLDBACK AGREEMENTS.

                  (a) The Company agrees, unless the underwriters managing the registered public offering otherwise agree, (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except (A) as part of such underwritten registration, (B) pursuant to registration statements on Form S-4 or Form S-8 or any successor form, (C) pursuant to a registration statement then in effect or (D) as required under any existing contractual obligation of the Company), and (ii) to cause its officers and directors and to use reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its outstanding Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted).

                  (b) Each Holder agrees, so long as such Holder holds at least 1% (on a fully diluted basis) of the outstanding Common Stock, if requested by the managing underwriter or underwriters in an underwritten offering of securities of the Company, not to effect any offer, sale, distribution or transfer, including a sale pursuant to Rule 144 (or any similar provision then effect) under the Securities Act (except as part of such underwritten registration), during the seven-day period prior to, and during the 180-day period (or such shorter period as may be agreed to in writing by the Company and the Holders of at least 50% of the Registrable Securities) following the effective date of such Registration Statement to the extent timely notified in writing by the managing underwriter or underwriters.

                  6. REGISTRATION PROCEDURES. Whenever the Company is under the obligation to register Registrable Securities hereunder, the Company will use all reasonable efforts to effect the Registration and the sale of such Registrable Securities, and pursuant thereto the Company will as expeditiously as possible:

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                  (a)      subject to Section 2(c) hereof, prepare and file with
the Commission a registration statement on any form for which the Company qualifies with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to the counsel selected by the Holders copies of all such documents proposed to be filed, which documents will be subject to the prompt review of such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration of any stop order issued or threatened in writing by the Commission);

                  (b) subject to Sections 2(c) and 6(e) hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for, in the case of a Demand Registration, a period equal to the shorter of (i) six months and (ii) the time by which all securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use all reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), or (ii) subject itself to taxation in any jurisdiction;

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company shall not be required to amend the registration statement or supplement the Prospectus for a period of up to six months if the board of directors of the Company determines in good faith that to do so would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require the disclosure

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of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company delays amendments or supplements pursuant to this provision. Upon receipt of any notice pursuant to this Section 6(e), the Holders shall suspend all offers and sales of securities of the Company and all use of any prospectus until advised by the Company that offers and sales may resume, and shall keep confidential the fact and content of any notice given by the Company pursuant to this Section 6(e);

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (i) at reasonable times and as reasonably requested make available for inspection by a representative of the Holders of Registrable Securities included in the registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use commercially reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 12(a) of the Securities Act and Rule 158 thereunder;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use all reasonable efforts promptly to obtain the withdrawal of such order; and

                  (l) if the registration is an underwritten offering, use all reasonable efforts to obtain a so-called "cold comfort" letter from the Company's independent public accountants in

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customary form and covering such matters of the type customarily covered by cold comfort letters.

                  7. OBLIGATIONS OF HOLDERS. Whenever the Holders of Registrable Securities sell any Registrable Securities pursuant to a Registration, such Holders shall be obligated to comply with the applicable provisions of the Securities Act, including the prospectus delivery requirements thereunder, and any applicable state securities or blue sky laws.

                  8. INDEMNIFICATION. (a) In connection with any registration statement for any Registration in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the fullest extent permitted by applicable law, each such Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, reasonable and documented expenses or any amounts paid in settlement of any litigation, investigation or proceeding commenced or threatened to which each such indemnified party may become subject under the Securities Act including, without limitation, reasonable attorneys fees and disbursements (collectively, "Claims") insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                  (b) In connection with any registration statements for any Registration in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such customary information as the Company reasonably requests for use in connection with any such registration statement or prospectus (the "Seller's Information") and, to the fullest extent permitted by applicable law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any and all Claims to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that with respect to a Claim arising pursuant to clause
(i) or (ii) above, the material misstatement or omission is contained in such Seller's Information; provided, further, that the obligation to indemnify will be individual to each Holder (not joint and several among Holders) and will be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

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                  (c)      Any Person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the indemnifying party of its obligation under paragraphs (a) and (b), unless and then only to the extent that, the indemnifying party has been prejudiced by such failure to provide such notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnifying party shall not be liable to indemnify an indemnified party for any settlement, or consent to judgment of any such action effected without the indemnifying party's written consent (but such consent will not be unreasonably withheld). Furthermore, the indemnifying party shall not, except with the prior written approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation without any payment or consideration provided by each such indemnified party.

                  (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under clauses (a) and (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement in connection with the statement or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything herein to the contrary, the obligation of any Holder to contribute as provided herein shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement.

                  (f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party.

                  9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such

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Holder's securities on the basis provided in any underwriting arrangements approved by the Holder or Holders entitled hereunder to approve such arrangements, (b) as expeditiously as possible notifies the Company of the occurrence of any event as a result of which any prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(c) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  10. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to an affiliate of Lilly and to not more than two other transferees or assignees of such Registrable Securities pursuant to a private placement transaction as permitted by the Purchase Agreement; provided that (i) such transferee or assignee was a Holder of Registrable Securities prior to such transfer or such transferee or assignee acquires at least 200,000 Registrable Securities (subject to appropriate adjustment for stock splits, stock combinations and similar events) and the transferring Holder gives the Company written notice of such transfer or assignment within a reasonable time after consummation thereof, which notice states the name and address of the transferee or assignee and identifies the Registrable Securities with respect to which such registration rights are being transferred or assigned; (ii) such transferee or assignee assumes the obligations of the Holder with respect to the transferred Registrable Securities pursuant to this Agreement; (iii) immediately following such transfer or assignment, the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act; and (iv) no more than a maximum of three such transferees or assignees in the aggregate shall be assigned or hold the rights to cause the Company to register Registrable Securities pursuant to this Agreement.

                  11. INFORMATION BY HOLDER. Each Holder shall furnish to the Company such written information regarding such Holder and any distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly notify the Company of any changes or updates in such information.

                  12. EXCHANGE ACT COMPLIANCE. The Company shall comply with all of the reporting requirements of the Exchange Act then applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                  13. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Agreement shall terminate and be of no further force and effect, as to any particular Holder, at such time as all Registrable Securities held by such Holder or contingently issuable to such Holder upon conversion of the Note (i) represent, in the aggregate, less than 2% of the Common Stock then outstanding and (ii) can be sold by such Holder within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

                  14.      STANDSTILL.

                  (a) Provided that nothing contained herein will prevent or prohibit Lilly from acquiring Voting Stock (as defined below) of the Company pursuant to the Purchase Agreement or pursuant to conversion of the Note, Lilly will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (the "Board"), (i) acquire (or offer or agree to acquire) any Voting Stock if, as a result, Lilly would beneficially own more than 20% of the then outstanding Voting Stock; (ii) directly or indirectly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the Board for a Takeover Event (as defined below); or (iii) transfer to any third party (other than to its "affiliates," "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), officers, directors or employees and other than pursuant to a proxy solicitation conducted by or on behalf of the Board), the right to vote any Voting Stock except in connection with the transfer of ownership of such Voting Stock for fair value. Lilly also agrees that it will not advise, assist or encourage any third party to do any of the foregoing. Notwithstanding the foregoing, (x) Lilly will not be obligated to dispose of any Voting Stock it owns if its percentage ownership is increased as a result of a decrease in the number of shares of Voting Stock outstanding, and (y) in the event of any bona fide third party tender or exchange offer for at least 50% of the outstanding Voting Stock of the Company, Lilly will be free to tender or exchange any or all of its Voting Stock and/or take such other actions as it deems advisable, in its sole discretion. The covenants in this Section 14(a) shall expire upon the later of (i) the fifth anniversary of the date hereof and (ii) the first anniversary of the termination of the Collaboration Agreement, dated as of the date hereof, between the Company and Lilly (the "Collaboration Agreement").

                  (b) The Company will give Lilly prompt notice of the receipt by the Company of any written notice couched in such terms as to put the Company reasonably on notice of the likelihood that a person or group has acquired or is proposing to acquire an aggregate position of at least 10% of the Voting Stock, the Company's receiving any bona fide offer to purchase or acquire 20% or more of the Voting Stock or all or substantially all of the assets of the Company, and any Board determination to seek an acquiror for in excess of 50% of the Voting Stock.

                  (c) Lilly will cause its affiliates and associates to comply with the provisions of this Section 14, whether directly or indirectly, individually or as part of a "group" (as such term is defined in Rule 13d-5 under the Exchange Act). When used in this Section 14, the term Lilly includes Lilly together with its affiliates and associates.

                  (d) For purposes of this Section 14, the term "TAKEOVER EVENT" means any proposal for any merger or business combination involving the Company or any of its subsidiaries, the purchase or sale of all or substantially all of the assets of the Company or any of its subsidiaries, or the purchase of at least 20% of the Voting Stock, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options or similar securities distributed by the Company to holders of Voting Stock generally), and the term "VOTING STOCK" means the Common Stock and any preferred stock of the Company possessing voting rights and eligible to participate in votes of all of the Company's stockholders pursuant to the Company's Certificate of Incorporation and Delaware law, and includes any options, convertible securities or other rights to acquire such stock.

                  15. COOPERATION UPON SALE OF SECURITIES. In the event that Lilly or any affiliate transferee of Lilly proposes to sell, transfer or otherwise dispose of any securities of the Company prior to the termination of the Collaboration Agreement, Lilly or any such affiliate transferee shall notify the Company in writing at least fifteen (15) days prior to such proposed sale, transfer or other disposition thereof and further agrees to cooperate and coordinate with the Company in the development by Lilly or such affiliate transferee, as applicable, and the Company of a standby statement to be used in responding to any inquiries from third parties (or if deemed appropriate by the Company or Lilly or such affiliate transferee, as applicable, a press release of that party) that would, as appropriate, indicate the continuing strong support by Lilly or such affiliate transferee, as applicable, of the collaboration activities, and the Company, notwithstanding the decision of Lilly or such affiliate transferee, as applicable, to dispose of some of its holdings of the Company's securities. Subject to the required notice above, the Company and Lilly or such affiliate transferee, as applicable, shall provide each other with comments on any such proposed standby statement or press release in such manner as is necessary to not cause a delay in Lilly's or such affiliate transferee's, as applicable, proposed sale, transfer or other disposition of such securities.

                  16.      MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement without the prior written consent of a majority in interest of such Registrable Securities.

                  (b) REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement; provided, however, that in no event shall any Holder have the right to enjoin, delay or interfere with any offering of securities by the Company which is not in violation of the provisions of Section 5(a) above.

                  (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holders of at least 50% of the Registrable Securities; provided, however, that without the prior written consent of all the Holders, no such amendment or waiver shall reduce the foregoing percentage required to amend or waive any provision of this Agreement. Notwithstanding the foregoing, Section 14 may be amended or waived only with the prior written consent of the Company and Lilly.

                  (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and shall inure to the benefit and be enforceable by each Holder of Registrable Securities from time to time.

                  (e) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  (g) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (h) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Delaware without regard to principles of conflicts of laws, except that all issues concerning the relative rights of the Company and its stockholders shall be governed by the Delaware General Corporation Law, without giving effect to the principles thereof relating to conflicts of laws.

                  (i) NOTICES. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid or by facsimile transmission (with receipt confirmed by telephone), addressed as follows:

                           (i) if to the Company, to:

                           Isis Pharmaceuticals, Inc.
                           2292 Faraday Avenue
                           Carlsbad, CA 92008
                           Facsimile:  (760) 931-9639
                             telephone confirmation required at (760) 603-2460
                           Attention:  B. Lynne Parshall

                           with a copy to:

                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA 92121
                           Facsimile:  (858) 453-3555
                             telephone confirmation required at (858) 550-6000
                           Attention:  Julie M. Robinson, Esq.

                           (ii) if to Lilly, to:
                           Eli Lilly and Company
                           Lilly Corporate Center
                           Indianapolis, IN 46285
                           Facsimile:  (317) 433-3000
                             telephone confirmation required at (317) 276-2703
                           Attention: Rebecca O. Kendall, Esq., Senior Vice President and General Counsel

                           with a copy to:

                           Facsimile:  (317) 277-7979
                             telephone confirmation required at (317) 276-5624
                           Attention: Richard D. Dimarchi, Ph.D., Group Vice President, Lilly Research Center

                  (j) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.


                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights and Standstill Agreement as of the date first written above.

                               ISIS PHARMACEUTICALS, INC.



                               By:      /s/ B. Lynne Parshall
                                    --------------------------------------------
                               Name:    B. Lynne Parshall
                               Title:   Executive Vice President and
                                        Chief Financial Officer


                               ELI LILLY AND COMPANY



                               By:      /s/ Sidney Taurel
                                    ---------------------------------------
                               Name:     Sidney Taurel
                               Title:   Chairman of the Board, Chief Executive
                                        Officer and President